                                                          Exhibit No.EX-99.j.2.d

                             POWER OF ATTORNEY

     I, Brian M. Storms,  President and Trustee of SMA  Relationship  Trust (the
"Trust"),  hereby  constitute and appoint Amy R. Doberman,  David M. Goldenberg,
Bruce G. Leto, Mark A. Sheehan and Jana L.  Cresswell,  and each of them singly, my true and lawful attorneys,  with full power to sign for me, in my name and in my capacity as President and Trustee of the Trust, any registration statement of the  Trust  on Form  N-1A or  Form  N-14,  or any  amendments  thereto,  and all instruments  necessary or desirable in connection  therewith,  and hereby ratify and  confirm  my  signature  as it may be  signed  by said  attorneys  to  these registration statements, amendments and other instruments.

Signature                         Title                      Date
---------                         -----                      ----

/s/Brian M. Storms                President            December 3, 2002
Brian M. Storms                   and Trustee